UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2008
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification Number)

4211 South 102nd Street Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 4, 2008, TD AMERITRADE Holding Corporation announced the appointment of David M. Kelley as chief operating officer, effective October 1, 2008. David M. Kelley, age 48, has held the position of chief information officer since October 2007. Mr. Kelley joined TD AMERITRADE in June 2006 as senior vice president of the retail investor group. From January 2005 to June 2006, Mr. Kelley was an executive consultant. Prior to January 2005, Mr. Kelley spent 19 years at Merrill Lynch, serving in a number of senior executive positions of increasing responsibility in finance and technology, most recently as chief technology officer, corporate divisions from July 2002 to January 2005.
     Under the terms of the management incentive program, for fiscal year 2009, Mr. Kelley’s annual base salary is $400,000, and his annual incentive target is $1,200,000, comprised of 50% cash and 50% equity.
     Also under the terms of the management incentive program, for fiscal 2009, the compensation of William J. Gerber, the chief financial officer of TD AMERITRADE, will be comprised of an annual base salary of $350,000 and annual incentive target of $950,000, comprised of 50% cash and 50% equity.
     On September 4, 2008, Thomas J. Mullin, one of the five directors designated by The Toronto-Dominion Bank under the terms of the stockholders agreement among TD AMERITRADE, The Toronto-Dominion Bank and the Ricketts shareholders, resigned from the board of directors, effective October 1, 2008. Effective October 1, 2008, Joseph H. Moglia will become the chairman of the board of directors, and Fredric J. Tomczyk will become chief executive officer and a member of the board of directors.
     On September 4, 2008, Bryce B. Engel, Senior Vice President, Chief Brokerage Operations Officer, resigned from TD AMERITRADE, effective November 1, 2008. He and TD AMERITRADE entered into an amendment to his employment agreement and agreed on the terms of a separation and release of claims agreement. This amendment and separation agreement provide for:
•	lump sum cash payment of $450,000, which represents 18 months of current base salary

•	cash severance payment of $525,000, which is 1.5 times the fiscal year 2008 target annual incentive compensation

•	cash payment of $29,167, which represents the pro-rata portion of the fiscal year 2009 annual incentive compensation

•	continued vesting of 54,823 performance restricted stock units granted in calendar year 2006 based on the actual performance of TD AMERITRADE in accordance with the terms of the applicable grant and

•	acceleration of vesting of 7,169 restricted stock units granted in calendar year 2007
     The separation and release of claims agreement contains a one-year non-competition and non-solicitation covenant, as well as a customary confidentiality covenant. The separation and release of claims agreement is substantially in the form of the separation and release of claims agreement used by TD AMERITRADE for its executive officers (and previously filed with the SEC).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: September 10, 2008	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer

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